Exhibit 10(b)




                            DARDEN RESTAURANTS, INC.

                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


                           (effective October 1, 2000)



THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Additional information about this Plan and its administrators may be obtained without charge by writing to the Supervisor, Stock
Compensation Plans, Darden Restaurants, Inc., Compensation Department, P.O. Box 593330, Orlando, FL 32859-3330, or by calling (407) 245-4293.



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                            DARDEN RESTAURANTS, INC.

                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                                     PART I

                               GENERAL PROVISIONS

A.   OBJECTIVE AND SUMMARY OF THE PLAN
     ---------------------------------

     It is the intent of the Company to provide a compensation program for its non-employee directors which will attract and retain highly qualified individuals to serve in this capacity. This program shall be called the "Darden Restaurants, Inc. Compensation Plan for Non-Employee Directors" (hereinafter the "Plan"). "Compensation" shall mean the annual retainer and meeting fees for each regular or special Board of Directors meeting and any committee meeting attended. Such Compensation may be received in any combination of the following:

           1.  Cash
           2.  Deferred  Cash
           3.  Darden Restaurants, Inc. Common Stock ("Common Stock")

     The combination of alternatives for each non-employee director shall equal the aggregate Compensation earned by each non-employee director. Such Compensation shall be distributed as outlined in Parts II, III, and IV hereof.

B.   ADMINISTRATION
     --------------

     The Plan shall be administered by the Compensation Committee (hereinafter the "Committee") of the Board of Directors. The Committee shall have full authority and complete discretion to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

C.   AWARDS UNDER THE PLAN
     ---------------------

     The number of shares of Company Common Stock  authorized to be issued under
     Part IV hereof is 50,000, provided that all of such shares shall be issued from shares of Common Stock held in the Company's treasury. In addition, all shares of Common Stock authorized, but unissued under the predecessor Compensation Plan for Non-Employee Directors, effective May 28, 1995, as amended, shall be available and authorized for issuance under Part IV of this Plan.

D.   EFFECTIVE DATE AND DURATION OF THE PLAN
     ---------------------------------------

     The Plan shall be deemed effective October 1, 2000. No awards shall be made hereunder after September 30, 2005.

E.   AMENDMENT OF THE PLAN
     ---------------------

     The Board of  Directors  may suspend or  terminate  the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, suspension or termination shall be made (a) which would impair the rights of a non-employee director with respect to Compensation theretofore earned, without such person's consent, or (b) without the approval of the stockholders, which would materially increase the maximum number of shares subject to this Plan, materially increase the maximum number of shares issuable to any non-employee director under this Plan, or materially change the definition of persons eligible to receive awards under this
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     Plan,or (c) if the Plan has been amended  within the  preceding six months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

F.   CHANGE OF CONTROL
     -----------------

     After a "Change in Control," no amendments, suspension to or action to terminate the Plan may be made which would affect Compensation earned prior to such amendments, suspensions or termination without the written consent of a majority of participants determined as of the day before a "Change in Control." Any decision or interpretation adopted by the Committee shall be final and conclusive. A "Change in Control" shall mean the occurrence of any of the following events:

     1. if any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes, directly or indirectly, the beneficial owner of twenty percent (20%) or more of the shares of the Company entitled to vote for the election of directors;

     2. as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Company's Board of Directors; or

     3. the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

G.   PARTICIPATION
     -------------

     1. Each non-employee director of Darden Restaurants, Inc., may elect by written notice to the Company on or before each annual stockholder meeting, to participate in the Compensation alternative provisions of the Plan. Any combination of the alternatives--Cash, Deferred Cash and/or Company Common Stock--may be elected, provided the aggregate of the alternatives elected equals one hundred percent of the non-employee director's Compensation.

     2. The election shall remain in effect for a one-year period which shall begin the day of the annual stockholders meeting in September and terminate the day before the succeeding annual stockholders meeting (hereinafter "Plan Year"). The first election hereunder shall be the election made on or before the September 2000 annual stockholders meeting, and such election shall remain effective until the annual stockholders meeting to be held in September 2001. If a non-employee director fails to submit an election prior to the commencement of a new Plan Year, the election from the prior year shall remain in effect.

     3. The Plan Year shall include four Plan Quarters. Plan Quarters shall correspond to the Company's fiscal quarters.

     4. A director elected to the Board after the September Board meeting may elect, by written notice to the Company before such director's term begins, to participate in the Compensation alternatives for the remainder of that Plan Year, and elections for succeeding years shall be on the same basis as other directors.

     5. As soon as possible after the end of each Plan Year, the Company shall supply to each participant an account statement of participation under the Plan.

     6. Unless otherwise notified, all notices under this Plan shall be sent in writing to the Company, attention the Supervisor, Management Stock Plans, 5900 Lake Ellenor Dr., Orlando, FL 32809. All correspondence to the participants shall be sent to the address which is their recorded address as listed on the election forms.

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                                     PART II

                          CASH COMPENSATION PROVISIONS

A. Each non-employee director who elects to participate under the Cash Compensation Provision of the Plan shall be paid all or the specified percentage of his or her Compensation for the Plan Year in cash, and such cash payment shall be made as of the end of each Plan Quarter.

B. If a participant dies prior to payment in full of all amounts due under the Plan, the balance of the amount due shall be payable in full to such participant's designated beneficiary, or, if none, the estate as soon as possible following death.

                                    PART III

                      DEFERRED CASH COMPENSATION PROVISION

A. Each non-employee director may elect to have all or a specified percentage of his or her Compensation for the Plan Year deferred until the participant ceases to be a director.

B. For each director who has made this Deferred Cash election, the Company shall establish a deferred compensation account and shall credit such account monthly for the Compensation due. Interest shall be credited to each such account monthly at the rate or rates of return of funds or portfolios established under a qualified benefit plan maintained by the Company which the Committee or the Minor Amendment Committee of the Committee (the "Minor Amendment Committee"), or its delegate, in its discretion, may from time to time establish.

C. Distribution of the participant's deferred compensation account shall be as follows:

     1. at the time, and in the form of payment, elected by the participant at the time of deferral, provided that payments will not commence until the participant ceases to be a director; or

     2. in the absence of an election at the time of deferral, in ten substantially equal annual installments beginning on January 1 of each year following the year in which the participant ceases to be a director; or

     3. if a participant makes a written request before payments have commenced, and such request is approved by the Minor Amendment Committee, payments may be made in some other lesser number of substantially equal annual installments or in a single sum paid on a date prior to the otherwise scheduled payment commencement date.

     Each installment or lump sum payment shall also include interest on the outstanding account balance to the first of the month in which the distribution occurs. The method of distribution approved by the Committee shall be irrevocable.

D. In the event of a severe financial hardship, a participant may apply to receive a distribution of his or her account earlier than initially elected. The Senior Vice President, Personnel will review the request and make a recommendation to the Minor Amendment Committee which, by majority action, shall either approve or deny the request. The determination made by the Committee will be final and binding on all parties. If the request is granted, the Committee will accelerate payments only to the extent reasonably necessary to alleviate the financial hardship.

E. If a participant dies prior to payment in full of all amounts due under the Plan, the balance of the amount due shall be payable in full to the participant's designated beneficiary, or, if none, the estate as soon as possible following death.

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F.   Notwithstanding  any  other  provision  of this Plan to the  contrary,  the
     Committee, by majority approval, may, in its sole discretion, direct that payments be made before such payments are otherwise due if, for any reason (including, but not limited to, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his or her delegate, or a decision by a court of competent jurisdiction involving a participant or beneficiary), it believes that a participant or beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before they are paid to him. In making this determination, the Committee shall take into account the hardship that would be imposed on the participant or beneficiary by the payment of federal income taxes under such circumstances.

                                     PART IV

                           DRI COMMON STOCK PROVISIONS

A. Each participant may elect to receive all or a specified percentage of his or her Compensation in shares of Darden Restaurants, Inc. Common Stock, which will be issued at the end of each Plan Quarter.

B. The Company shall ensure that an adequate number of Darden Restaurants, Inc. shares of Common Stock are available for distribution to those participants making this election.

C. Only whole number of shares will be issued, with any fractional share amounts paid in cash.

D. For purposes of computing the number of shares earned each Plan Quarter, the value of each share shall be equal to the mean of the high and low price of shares of Darden Restaurants, Inc. Common Stock on the New York Stock Exchange on the last Business Day of each Plan Quarter. For the purposes of this Plan, "Business Day" shall mean a day on which the New York Stock Exchange is open for trading.

E. If a participant dies prior to payment in full of all amounts due under the Plan, the balance of the amount due shall be payable in full to the participant's designated beneficiary, or, if none, to the participant's estate, in cash, as soon as possible following death.


Effective October 1, 2000

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